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                                                                 Exhibit 10.30.1

                                Option Agreement

     This Option Agreement (this "Agreement") is made as of March   , 2003 (the
                                                                  --
"Effective Date"), by and between Woodside Technology Center, LLC, a Delaware limited liability company ("Landlord"), and Deltagen, Inc., a Delaware corporation ("Tenant").

                                    Recitals

     A. Landlord and Tenant have previously entered into that certain Building Lease dated July 11, 2001 (the "Lease"), covering certain premises located at 740 Bay Road, Redwood City, California (the "Premises"), said Premises being more particularly described in the Lease. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

     B. Landlord desires to grant to Tenant, and Tenant desires to acquire from Landlord, an option to cancel and terminate the Lease prior to the scheduled expiration date thereof (the "Scheduled Expiration Date"), all upon and subject to the terms and conditions herein provided.

     Now Therefore, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Grant of Option

     (a) Subject to the terms and conditions set forth in this Agreement, Landlord hereby grants to Tenant an option to terminate the Lease prior to the Scheduled Expiration Date (the "Termination Option"). The Termination Option shall be exercisable by written notice (the "Termination Notice") from Tenant to Landlord given not later than June 30, 2003 (the "Outside Election Date"); provided, however, that Tenant shall have the right to extend the Outside Election Date on the terms set forth in Paragraph 1(b) below. Any such Termination Notice given by Tenant to Landlord shall be irrevocable. In the event Tenant fails to exercise the Termination Option on or before the Outside Election Date, then the Termination Option shall be void and of no further force or effect and the parties' rights and obligations under the Lease shall be as though this Agreement had never existed. If Tenant validly exercises the Termination Option, then the Lease shall be terminated on the second (2nd) day following the date of Landlord's receipt of the Termination Notice (such second
(2nd) day being herein referred to as the "Termination Date"). From and after the Termination Date, Tenant shall have no further rights under the Lease, notwithstanding anything to the contrary set forth therein or in any other agreement between Landlord and Tenant, including, without limitation, the letter dated July 10, 2001, provided by Landlord to Tenant (and acknowledged by Tenant) in connection with Tenant's sublease from Heartport, Inc. of the premises situated at 700 Bay Road.

     (b) (i) Tenant shall have the right to extend the Outside Election Date to July 31, 2003 (the "First Extension Option") by delivering to Landlord, on or before June 24, 2003, written notice of such election, together with an extension fee in the amount of Twenty-Five Thousand Dollars ($25,000.00). Such fee shall be fully earned when paid and shall not be refundable. In the event Tenant fails to validly exercise the First Extension Option as provided in this

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Paragraph 1(b)(i), the First Extension Option shall be void and the Outside
Election Date shall be and remain June 30, 2003.

          (ii) If and only if Tenant validly exercises the First Extension Option, then Tenant shall have the further right to extend the Outside Election Date to August 31, 2003 (the "Second Extension Option") by delivering to Landlord, on or before July 24, 2003, written notice of such election, together with an additional extension fee in the amount of Twenty-Five Thousand Dollars ($25,000.00). Such fee shall be fully earned when paid and shall not be refundable. In the event Tenant fails to validly exercise the Second Extension Option as provided in this Paragraph 1(b)(ii), the Second Extension Option shall be void and the Outside Election Date shall be and remain June 30, 2003 (or, if Tenant has previously validly exercised the First Extension Option, July 31,
2003).

     (c) Upon termination of the Lease, Landlord and Tenant shall have no further rights, obligations or claims with respect to each other arising under the Lease, except for any indemnification obligations of Tenant which, under the terms of the Lease, expressly survive the termination or expiration thereof.

     (d) Without limiting the terms of Paragraph 1(c) above, from and after the Effective Date, Tenant shall have no obligation to pay to Landlord any Gross Rent which has accrued prior to, but which remains unpaid as of, the Effective Date (except that Gross Rent accruing under the Lease from and after March 1, 2003 shall be paid by the drawing by Landlord on the Letter of Credit as contemplated under Paragraph 4(a) below), and Landlord shall have no obligation to repay or refund to Tenant any Gross Rent that has been overpaid by Tenant prior to the Effective Date. By way of example, Tenant shall have no obligation to pay to Landlord, and Landlord shall have no obligation to refund to Tenant, any amounts otherwise owing from one party to the other in connection with any Building Operating Cost Adjustment completed after the Effective Date.

2.   Termination Fee

     (a) In consideration of Landlord's willingness to terminate the Lease on the Termination Date, Tenant shall pay to Landlord a termination fee (the "Termination Fee") equal to the sum of (i) One Million Two Hundred Thousand Dollars ($1,200,000.00) (the "Cash Component"), plus (ii) an amount equal to the remaining balance of the Letter of Credit following the draws thereon by Landlord contemplated under Paragraph 4(a) below (the "LC Component"), plus
(iii) Two Hundred Thousand Dollars ($200,000.00) (the "Post Termination Component").

     (b) The Termination Fee shall be paid to Landlord as follows:

          (i) Tenant shall pay the Cash Component of the Termination Fee to Landlord concurrently with the delivery of the Termination Notice.

          (ii) The LC Component of the Termination Fee shall be paid to Landlord by the draw by Landlord on the Letter of Credit as contemplated under Paragraph 4(b) below. Tenant shall cooperate with Landlord and shall take such actions as Landlord may reasonably request (including, without limitation, providing instructions to the Bank and, if necessary, causing the Bank to modify the Letter of Credit) to assist Landlord in drawing on the Letter of Credit. The

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LC Component of the Termination Fee shall be deemed paid when Landlord actually receives the Letter of Credit Proceeds from the Bank.

          (iii) The Post Termination Component of the Termination Fee shall be due and payable on January 15, 2005.

3.   Termination Conditions

     The following conditions shall be conditions precedent to the effectiveness of any Termination Notice given by Tenant to Landlord and to the termination of the Lease on the Termination Date (collectively, the "Termination Conditions"):

     (a) Performance by Tenant. Tenant shall have performed all of its obligations under the Lease through the Termination Date, as and when such obligations shall have become due (except that Gross Rent accruing under the Lease from and after March 1, 2003 shall be paid by the drawing by Landlord on the Letter of Credit as contemplated under Paragraph 4(a) below).

     (b) Payment of Cash Component of Termination Fee. Tenant shall have paid the Cash Component of the Termination Fee to Landlord concurrently with the delivery of the Termination Notice as required under Paragraph 2(b)(i) above.

     (c) Furnishings. No later than May 1, 2003, Tenant shall have delivered to Landlord (i) a duly executed bill of sale in the form of Exhibit A hereto (the "Bill of Sale"), pursuant to which Tenant shall transfer and convey to Landlord (on an "AS-IS" basis without warranty or recourse as to the condition, repair or merchantability of the same) Tenant's entire right, title and interest in and to the cubicles, furniture, furnishings, fixtures and equipment (including, without limitation, all telephones and telecommunications equipment and all telephone and data wiring) located in the Premises on the Effective Date (collectively, the "Furnishings"), free and clear of all liens, encumbrances, security interests and rights of third parties, and (ii) releases, UCC termination statements and such other documentation as Landlord may reasonably request to evidence the release of the lien on the Furnishings held by GE Capital.

     (d) Warrants.

          (i) As additional consideration for the termination of the Lease, Tenant shall have issued to Landlord (or any affiliate of Landlord designated by Landlord) a warrant in substantially the form attached hereto as Exhibit B (with appropriate changes in the event such warrant is to be issued as a Common Stock warrant pursuant to the terms hereof) (the "Warrant"). The Warrant, at Landlord's option, will be either (x) a Warrant to purchase the same class and series of shares of Tenant's stock (the "Preferred Stock") sold in Tenant's anticipated equity Financing (as defined below), subject to approval of such Financing by a majority of the total votes cast on the proposal in a meeting of Tenant's stockholders, or (y) a Warrant to purchase shares of Tenant's Common Stock. The exercise price per share of the Warrant shall be (x) in the case of the Preferred Stock, the price per share paid to Tenant by the investor purchasers in the Financing or (y) in the case of the Common Stock, the average closing market price of the Tenant's Common Stock for the 10 trading days immediately prior to the issuance of the Warrant. The number of shares underlying the Warrant shall equal: (A) in the case of the Preferred Stock, (1) 900,000 (as adjusted for stock splits, stock dividends,

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reclassification and the like) if the Financing is in an amount of at least Five
Million Dollars ($5,000,000.00) but not greater than Ten Million Dollars ($10,000,000.00), or (2) if the Financing is in an amount in excess of Ten Million Dollars ($10,000,000.00), an amount equal to the sum of (x) 900,000 (as adjusted for stock splits, stock dividends, reclassification and the like) plus
(y) 0.05 shares (as adjusted for stock splits, stock dividends, reclassification and the like) for each Dollar in excess of Ten Million Dollars ($10,000,000.00), rounded up to the nearest whole share; or (B) in the case of the Common Stock, 900,000 (as adjusted for stock splits, stock dividends, reclassification and the like). The term "Financing" shall mean the sale by Tenant of not less than Five Million Dollars ($5,000,000.00) of its equity securities, which securities
Tenant currently expects to be Series A Preferred Stock with a purchase price per share equal to 75% of the 5-trading day trailing average closing price of Tenant's Common Stock ending on the third day prior to the closing date of the Financing. In the event Landlord is granted a Warrant to purchase Common Stock prior to the Financing, and the Financing subsequently occurs prior to August
31, 2003, Landlord shall have the right, at its option, to exchange such Warrant for a Warrant to purchase shares of Preferred Stock. In the event Landlord is granted a Warrant to purchase Preferred Stock and there are additional sales of Preferred Stock in the Financing following the issuance of the Warrant, but prior to August 31, 2003, the Warrant shall be immediately adjusted (pursuant to the formula above) to increase the number of shares of Preferred Stock purchasable upon exercise of the Warrant.

          (ii) Upon the issuance of the Warrant, Landlord shall be granted the same registration rights as the investor purchasers of Tenant's Preferred Stock in the Financing and shall be considered and treated as if Landlord were an original investor purchaser in the Financing (regardless of whether the Warrant is exercisable for Preferred Stock or Common Stock). In the event the Financing has not occurred at the time of issuance of the Warrant and Landlord has received a Warrant to purchase Common Stock, the Landlord shall be granted those registration rights set forth in the attached Exhibit C hereto. In the event Landlord is granted a Warrant to purchase Common Stock prior to the Financing and receives the registration rights set forth on Exhibit C hereto, and the Financing subsequently occurs prior to August 31, 2003 in which the investor purchasers in the Financing receive registration rights superior to those set forth in the attached Exhibit C, Landlord shall have the right, at its option, to receive such superior registration rights as if it were an original investor purchaser in the Financing.

          (iii) If prior to the issuance of the Warrant there shall be a capital reorganization (other than a combination or subdivision of Tenant's stock) (a "Reorganization"), or a merger or consolidation of Tenant with another corporation (other than a merger with another corporation in which Tenant is the continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of the Warrant or a merger effected exclusively for the purpose of changing the domicile of Tenant) (a "Merger"), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Landlord is issued a Warrant exercisable for that number of shares of stock or other securities or property of Tenant or the successor corporation resulting from such Reorganization or Merger to which a holder of Tenant's stock deliverable upon exercise of the Warrant would have been entitled under the provisions of the agreement relating to such Reorganization or Merger if the Warrant had been issued and exercised immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by Tenant's Board of Directors) shall be made in the application of the provisions of the Warrant with respect to the rights and interests of

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Landlord (including registration rights) after the Reorganization or Merger to the end that the provisions of the Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Warrant.

     (e) Termination of Leases. By the Termination Date, (i) Tenant's lease agreements covering Tenant's premises in Menlo Park and Alameda shall have been terminated, and (ii) Tenant shall have no further obligations under the lease agreement for its San Diego premises, except for obligations which have been assigned to and assumed by Bristol Myers Squibb (or an affiliate thereof) ("Bristol Myers") and for which Bristol Myers has provided an indemnity to Tenant.

The Termination Conditions are for the sole benefit of Landlord and may, at the sole discretion of Landlord, be waived by Landlord.

4.   Letter of Credit

     (a) Tenant has previously delivered to Landlord a Letter of Credit in the amount of One Million Seven Hundred One Thousand Four Hundred Eighty-One Dollars ($1,701,481.00) pursuant to Section 5.14 of the Lease. Landlord shall have the right to draw on the Letter of Credit to pay Gross Rent accruing under the Lease from and after March 1, 2003.

     (b) Landlord shall have the right, at any time following Landlord's receipt of the Termination Notice, to draw on the then-remaining balance of the Letter of Credit and to retain the Letter of Credit Proceeds to pay the LC Component of the Termination Fee as contemplated under Paragraph 2(b)(ii) above.

5.   Surrender of the Premises.

     Tenant and Landlord acknowledge that Tenant has, prior to the Effective Date, vacated and surrendered the Premises to Landlord. Landlord acknowledges that it has inspected the vacated Premises and agrees that, subject to Paragraph 3(c) above, Landlord accepts the Premises in its "AS-IS" condition as of the Effective Date.

6.   Sublease Agreement

     At the request of Landlord, which request may be made at any time after the Effective Date, Tenant shall sublease all or a portion (as designated by Landlord) of the Premises (the portion, including all, of the Premises so designated by Landlord being herein referred to as the "Sublease Premises") to Landlord for a term designated by Landlord without the payment of rent or any other consideration pursuant to a sublease agreement prepared by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed (the "Sublease Agreement"). The Sublease Agreement shall provide Landlord with the right to use (and to permit the Subsublessee (as hereinafter defined) to use) the Furnishings without charge and the unrestricted rights, without the consent of Tenant, to subsublease the Sublease Premises to a third party selected by Landlord in its sole discretion (the "Subsublessee"), such subsublease to be on terms and conditions acceptable to Landlord and the Subsublessee, to make any alterations, additions or improvements to the Premises desired by Landlord or the Subsublessee, each in the exercise of its sole discretion, and to use the Premises for any purpose approved by

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Landlord. If, under the terms of the Lease, Landlord has the right to consent to an act on the part of Tenant, then Landlord shall have the right to consent to any such act on the part of the Subsublessee without the further consent of or approval by Tenant (as the sublandlord under the Sublease Agreement). Notwithstanding anything to the contrary contained in the Lease or in this Agreement, (a) Tenant's obligations under the Lease shall not be increased as the result of Landlord's sub-subletting activities or the terms of any such subsublease, (b) Tenant shall not be entitled to any "sublease profits" or any portion of the rent or other consideration received by Landlord under the Subsublease, (c) Tenant shall not be responsible for any damage to the Premises caused by Landlord or any Subsublessee, (d) Tenant shall have no obligation to remove or restore any alterations made to the Premises by Landlord or any Subsublessee, and (e) Tenant shall not have any liability to Landlord or any Subsublessee arising out of or in connection with any subsublease. Any rent or other consideration received by Landlord under any subsublease shall be in mitigation of any damages Landlord may suffer in the event Tenant does not exercise the Termination Option by the Outside Election Date.

7.   Abandoned Property

     In addition to any rights Landlord may have under the Lease or this Agreement, subject to Paragraph 3(c) above, Landlord, at its sole option, may deem any personal property in, on or attached to the Premises and remaining in or on the Premises after the Termination Date or, if earlier, the commencement date of the Subsublease (the "Abandoned Property"), whether or not belonging to Tenant, to be abandoned, and Landlord may dispose of the Abandoned Property as it in its sole discretion deems appropriate. Tenant shall not be entitled to any proceeds received by Landlord as a result of the disposition of the Abandoned Property. Tenant waives, to the greatest extent permitted by law, all of its rights under California Civil Code Sections 1980, et seq. as the same may be amended from time to time, and any related and successor statutes thereto.

8.   Representations and Warranties

     (a) Tenant hereby represents and warrants to Landlord the following, each of which shall survive the termination of the Lease and the vacation and surrender of the Premises:

          (i) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, Tenant's leasehold estate, the Premises, or any other right, title or interest under or arising by virtue of the Lease, or of any claim, demand, obligation, liability, action or cause of action arising from or pursuant to the Lease or arising from any rights of possession arising under or by virtue of the Lease, Tenant's leasehold estate, or the Premises.

          (ii) Tenant has the full power, capacity, authority and legal right to execute and deliver this Agreement.

          (iii) The person executing this Agreement on behalf of Tenant has the full right and authority to execute this Agreement on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity.

          (iv) This Agreement is a legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

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          (v) Tenant has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, (C) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (D) suffered the attachment or other judicial seizure of all or substantially all of its assets, (E) admitted in writing its inability to pay its debts as they become due, or (F) made an offer of settlement, extension or composition to its creditors generally.

          (vi) Tenant has from time to time in the past engaged in, but is not currently engaged in any discussion (A) with any representative of any corporation or corporations regarding the consolidation or merger of Tenant with or into any such corporation or corporations, (B) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Tenant or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Tenant is disposed of (other than the Financing), or (C) regarding any other form of acquisition, liquidation, dissolution or winding up of Tenant.

          (vii) This Agreement has been duly authorized, executed and delivered by Tenant. All corporate action on the part of Tenant and its stockholders (except as contemplated by the Financing stock purchase agreement), directors and officers necessary for the authorization, execution and delivery of this Agreement, the performance of all Tenant's obligations hereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Warrant and shares issuable upon exercise of the Warrant (and shares issuable upon conversion of such shares) has been taken. This Agreement constitutes and when issued, the Warrant will constitute, the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (B) rules of law governing specific performance, injunctive relief and other equitable remedies, and (C) the limitations imposed by applicable federal or state securities laws on indemnification provisions.

          (viii) The execution, delivery and performance of this Agreement, and the issuance of the Warrant and sale of the shares issuable upon exercise of the Warrant (and shares issuable upon conversion of such shares) will not conflict with, or result in a breach or violation of (A) any of the terms and provisions of the charter, as restated as contemplated hereby, or bylaws of Tenant or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over Tenant or any subsidiary of Tenant or any of their respective properties, or (C) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which Tenant or any such subsidiary is a party or by which Tenant or any such subsidiary is bound or to which any of the properties of Tenant or any such subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a material adverse effect on Tenant and its subsidiaries taken as a whole). Tenant has full power and authority to authorize, issue and sell the Warrant and shares issuable upon exercise of the Warrant as contemplated by this Agreement.

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          (ix) All registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Tenant with the SEC since August 3, 2000, including copies of all the exhibits referenced therein (the "SEC Documents") are publicly available for review by Landlord. All statements, reports, schedules, forms and other documents required to have been filed by Tenant with the SEC since August 3, 2000 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (A) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder; and (B) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Landlord hereby represents and warrants to Tenant the following, each of which shall survive the termination of the Lease:

          (i) Landlord has the full power, capacity, authority and legal right to execute and deliver this Agreement.

          (ii) The person executing this Agreement on behalf of Landlord has the full right and authority to execute this Agreement on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity.

          (iii) This Agreement is a legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

9.   Landlord's Release

     Effective as of the Release Effective Date (as defined below), Landlord hereby forever releases and discharges Tenant, and its respective partners, officers, directors, agents, trustees, beneficiaries and employees (collectively, the "Tenant Parties"), of and from any and all claims, acts, damages, demands, rights of action and causes of action (collectively, "Claims") which Landlord ever had, now has, or in the future may have, against Tenant or the Tenant Parties, arising from or in any way connected with the Lease, except for those obligations and liabilities contained herein and those obligations of Tenant referenced in Paragraph 1(c) above. Except as provided in the preceding sentence, this release is intended as a full settlement and compromise of each, every and all claims of every kind and nature relating to the Lease. As used herein, "Release Effective Date" means the date that is one hundred (100) days after the date on which the payments to Landlord provided for in Paragraphs 2(b)(i) above and 2(b)(ii) above and the warrants issued to Landlord pursuant to Paragraph 3(c) above are perfected within the meaning of 11 U.S.C. section 547(e) (such 100-day period being herein referred to as the "Post-Payment Period"). Landlord expressly waives all rights under California Civil Code
Section 1542, which provides that:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

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          EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
          AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


                                            Initials: Illegible
                                                      --------------------------
                                                      Landlord

     Landlord understands and agrees that by execution of this Agreement, each party and its partners, officers, directors, agents, trustees, beneficiaries and employees do not admit any liability of any nature whatsoever. This Agreement is made entirely as a compromise and for the purpose of terminating the Lease and settling and extinguishing the respective claims, acts, damages, demands, rights of action or causes of action of the parties hereto.

     Notwithstanding the foregoing or anything in this Agreement to the contrary, Landlord and Tenant agree that the effectiveness of the provisions of this Paragraph 9 is expressly conditioned upon (i) the valid exercise by Tenant of the Termination Option, (ii) the payment by Tenant of the Cash Component of the Termination Fee, (iii) the receipt by Landlord of the LC Component of the Termination Fee, (iv) the termination of the Lease on the Termination Date, (v) the satisfaction (or written waiver by Landlord) of the conditions contained in Paragraph 3 above, and (vi) no case concerning Tenant having been commenced under Title 11 of the United States Code and Tenant not having made an assignment for the benefit of creditors on or before the Release Effective Date (or, if such a case has commenced or such an assignment has been made, the case was dismissed or closed, or the assignee's duties were terminated or completed, and no portion of the Termination Fee was recovered and no action or proceeding to recover any portion of the Termination Fee was pending).

10.  Tenant's Release

     Effective as of the Termination Date, Tenant hereby forever releases and discharges Landlord, and its respective partners, officers, directors, agents, trustees, beneficiaries and employees (collectively, the "Landlord Parties"), of and from any and all Claims which Tenant ever had, now has, or in the future may have, against Landlord or the Landlord Parties, arising from or in any way connected with the Lease. This release is intended as a full settlement and compromise of each, every and all claims of every kind and nature relating to the Lease. Tenant expressly waives all rights under California Civil Code
Section 1542, which provides that:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."


                                            Initials:
                                                      --------------------------
                                                      Tenant

     Tenant understands and agrees that by execution of this Agreement, each party and its partners, officers, directors, agents, trustees, beneficiaries and employees do not admit any liability of any nature whatsoever. This Agreement is made entirely as a compromise and for the

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purpose of terminating the Lease and settling and extinguishing the respective claims, acts, damages, demands, rights of action or causes of action of the parties hereto.

11.  General Provisions

     (a) Time of Essence. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

     (b) Notices. Any notice required or permitted to be given hereunder shall be given in accordance with the terms of the Lease.

     (c) Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

     (d) Assignability; Successors Bound. Tenant may not assign its rights, obligations or interest in this Agreement to any other person or entity without Landlord's written consent thereto, which consent may be given or withheld in Landlord's sole and absolute discretion. Any attempted assignment without the consent of Landlord shall be null and void. No assignment shall release the Tenant herein named from any obligation or liability under this Agreement. Any permitted assignee shall be deemed to have made any and all representations and warranties made by Tenant hereunder, as if the assignee were the original signatory hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     (e) Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     (f) Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California.

     (g) Amendments. This Agreement may be amended or modified only by an instrument in writing signed by each of the parties hereto.

     (h) Attorneys' Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

     (i) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

           Landlord: Woodside Technology Center, LLC, a Delaware limited liability company

                     By: National Office Partners Limited Partnership,
                         a Delaware limited partnership,
                         its sole member

                         By: Hines National Office Partners Limited Partnership,
                             a Texas limited partnership,
                             its general partner

                             By: Hines Fund Management, L.L.C.,
                                 a Delaware limited liability company,
                                 its general partner

                                 By: Hines Interests Limited Partnership,
                                     a Delaware limited partnership
                                     its sole member

                                     By: Hines Holdings, Inc.,
                                         a Texas corporation,
                                         its general partner


                                         By: Illegible
                                             -----------------------------------
                                         Name: Illegible
                                         Title: EVP


              Tenant: Deltagen, Inc.,
                      a Delaware corporation


                      By:
                          ---------------------------------------
                      Name:
                            -------------------------------------
                      Title:
                             ------------------------------------

                                    Exhibit A

                                  Bill of Sale

     This Bill of Sale and Assignment is executed as of the       day of
                                                            -----
               , 2003, by Deltagen, Inc., a Delaware corporation ("Assignor"),
---------------
in favor of Woodside Technology Center, LLC, a Delaware limited liability company ("Assignee"), pursuant to that certain Option Agreement dated as of
March    , 2003, by and between Assignor and Assignee (the "Option Agreement").
      ---

     For Value Received, receipt of which is hereby acknowledged, Assignor does hereby grant, bargain, sell, convey, assign, transfer and set over unto Assignee, absolutely and not as security, the Furnishings (as defined in the Option Agreement).

     Assignor does hereby covenant with Assignee that Assignor is the lawful owner of the Furnishings, that the Furnishings are free and clear of all liens, encumbrances and rights of third parties, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Assignee, its successors and assigns, against the claims and demands of all persons whomsoever. Subject to the foregoing and to the representations contained in the Option Agreement, Assignor expressly disclaims any representations or warranties concerning the Furnishings, including, without limitation, any warranty of merchantability.

     In Witness Whereof, Assignor has executed this Bill of Sale as of the date first above written.

                                Assignor: Deltagen, Inc.,
                                          a Delaware corporation


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                    Exhibit C

                               Registration Rights

SECTION 1 REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.

     1.1 Registration Procedures. The Company is obligated to do the following:

          (a) No later than ten business days after the issuance of the Common Stock warrant (the "Filing Deadline"), the Company shall prepare and file with the SEC one or more registration statements (collectively, the "Registration Statement") on Form S-1 in order to register with the SEC the resale by the Purchasers, from time to time, of the Offered Securities and the Common Stock issuable upon conversion of or as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Offered Securities (collectively, the "Registrable Securities") through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately negotiated transactions. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon thereafter as possible.

          (b) Not less than five trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a "Prospectus") or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers shall deem reasonably necessary and (iii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement.

          (c) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, or (B) such time that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company shall not, during such period, voluntarily take any action that would result in the Purchasers not being able to offer and sell Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 1.2(d) below.

          (d) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers.

          (e) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (g) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (h) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any

Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

          (i) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (j) In the event of any underwritten public offering, furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

          (k) Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq and each other securities exchange on which similar securities issued by the Company are then listed.

          (l) The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     1.2 Transfer of Shares After Registration; Suspension; Damages.

          (a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 1.1 and as described below, (ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution. Any delay of a Purchaser in taking the actions set forth in clauses (ii), (iii), (iv) and (v) of this Section 1.2(a) shall be deemed a "Purchaser Delay" for purposes of this Agreement.

          (b) The Company shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to clause (i) of this Section 1.2(b); and (iii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in clause (i) of this Section 1.2(b) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to clause (i) of this Section 1.2(b) when the amendment has become effective).

          (c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchaser (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within forty-five
(45) days after delivery of a Suspension Notice to Purchasers. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 1.2(c).

          (d) Notwithstanding the foregoing paragraphs of this Section 1.2, the Purchasers shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than forty-five (45) days each and not more than ninety (90) days in the aggregate in any twelve month period.

          (e) Provided that a Suspension in accordance with paragraphs (c) and
(d) of this Section 1.2 is not then in effect a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

          (f) In the event of a sale of Registrable Securities by a Purchaser, unless such requirement is waived by the Company in writing, such Purchaser shall deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale in form reasonably acceptable to the Company, so that the shares may be properly transferred.

     1.3 Expenses of Registration. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 1 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Sections 4.5 and 7), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the "Registration Expenses") shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

     1.4 Delay of Registration; Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

     1.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1.

          (a) The Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each Person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 1.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling Person of such Purchaser; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.

          (b) Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser's partners, directors or officers or any Person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Purchaser, or partner, director, officer or controlling Person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser under an instrument duly executed by such Purchaser and stated to be specifically for use in connection with such Registration Statement, prospectus, amendment or supplement; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Person registering shares under such registration, or partner, officer, director or controlling Person of such other Person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 1.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity under this Section 1.5 exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities pursuant to the Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section
1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party's ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

          (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Purchaser hereunder exceed the dollar amount of the proceeds to be received by such Purchaser from the sale of such Purchaser's Registrable Securities pursuant to the Registration Statement.

          (e) The obligations of the Company and the Purchasers under this
Section 1.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

     1.6 Agreement to Furnish Information. In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act.

     1.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involve either (X) all shares of Offered Securities held by such Purchaser, (Y) not less than four hundred thousand (400,000) shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Common Stock, or (Z) an affiliate, partner or former partner of such Purchaser, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 1 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the Securities Act.

     1.8 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

          (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

          (c) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

     1.9 S-3 Eligibility. The Company will use its best efforts to (i) file all reports required to be filed by the Company with the SEC in a timely manner and
(ii) take all other necessary action so as to regain and thereafter maintain eligibility for the use of Form S-3.

     1.10 Termination of Registration Rights. The Company's obligations pursuant to this Section 1 shall terminate with respect to each Purchaser severally upon the earlier of (a) the date that any Purchaser has completed the distribution related to such Purchaser's Registrable Securities, or (b) the second anniversary of the Closing Date, with respect to any Purchaser who may at such date sell all of such Purchaser's Registrable Securities under Rule 144(k) (or any successor rule) under the Securities Act. Following a termination of the Company's obligations pursuant to the preceding sentence with respect to a Purchaser, any Offered Securities held by such Purchaser shall not be deemed to be "Registrable Securities" thereafter, and the obligations of such Purchaser pursuant to this Section 1 shall also terminate.

     1.11 Amendment of Registration Rights. Provisions of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold a majority of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 1.11 shall be binding upon each Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.